EXHIBIT 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA STREET SUITE 4600 HOUSTON, TEXAS 77002-5294	FAX (713) 651-0849 TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT ENGINEERS

As independent engineering consultants, Ryder Scott Company, L.P. hereby consents to the use of our report entitled “Southwest Royalties, Inc. and Clayton Williams Energy, Inc., Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests, SEC Parameters, as of December 31, 2015” dated February 19, 2016 and data extracted therefrom (and all references to our Firm) included in or made a part of the Form 10-K Annual Report for the year ended December 31, 2015 which is incorporated by reference into this Registration Statement on Form S-8.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, LP
TBPE Firm Registration No. F-1580

Houston, Texas
August 24, 2016

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